AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2000
                                                     REGISTRATION NO. 333-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ALLEGHENY ENERGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    MARYLAND
         (State or Other Jurisdiction of Incorporation or Organization)
                                   13-553-1602
                     (I.R.S. Employer Identification Number)

                10435 DOWNSVILLE PIKE, HAGERSTOWN, MD 21740-1766
                    (Address of Principal Executive Offices)

                             EMPLOYEE STOCK OWNERSHIP
                                AND SAVINGS PLAN
                            (Full Title of the Plan)

                               Thomas K. Henderson
                10435 Downsville Pike, Hagerstown, MD 21740-1766
                                 (301) 665-2703
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                                               PROPOSED
                                                                            PROPOSED           MAXIMUM
                                                                            MAXIMUM           AGGREGATE         AMOUNT OF
      TITLE OF EACH CLASS OF                                             OFFERING PRICE     OFFERING PRICE    REGISTRATION
   SECURITIES TO BE REGISTERED           AMOUNT TO BE REGISTERED          PER SHARE(1)           (1)             FEE (1)

---------------------------------------------------------------------------------------------------------------------------
COMMON STOCK OF ALLEGHENY                       1,000,000                 $28.46875          $28,468,750       $7,515.75
ENERGY, INC., PAR VALUE $1.25
PER SHARE
---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================

(1) PURSUANT TO RULE 457(h)(1) OF THE SECURITIES ACT OF 1933, AS AMENDED, THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE, THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE AND THE AMOUNT OF THE REGISTRATION FEE HAVE BEEN COMPUTED ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PER SHARE MARKET PRICE OF THE COMMON STOCK ON JUNE 27, 2000, AS REPORTED ON THE NEW YORK STOCK EXCHANGE.

                                     PART I

-------------------------------------------------------------------------------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Allegheny Energy, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

         The Annual Report on Form 10-K, filed by the Company on March 29, 2000, pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 1-267).

         The Definitive Proxy Statement on Schedule 14A filed by the Company on April 13, 2000, pursuant to the Exchange Act (File No. 1-267).

         The Current Report on Form 8-K, filed by the Company on April 27, 2000, pursuant to the Exchange Act (File No. 1-267).

         The Quarterly Report on Form 10-Q, filed by the Company on May 15, 2000, pursuant to the Exchange Act (File No. 1-267).

         The Current Report on Form 8-K, filed by the Company on May 24, 2000, pursuant to the Exchange Act (File No. 1-267).

         The Current Report on Form 8-K, filed by the Company on June 5, 2000, pursuant to the Exchange Act (File No. 1-267).

         The description of the Company's common stock, par value $1.25 per share, contained in the Company's Registration Statement on Form S-3 filed with the Commission on July 19, 1993, pursuant to the Exchange Act (File No. 33-49791), including any amendments or reports filed for the purposes of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the filing date of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under  Article  XIII of the Articles of  Incorporation  of the Company,
Article VI of the By-laws of the Company, and Section 2.418 of the Corporations and Associations Article of the Annotated Code of Maryland, directors and officers are entitled to indemnification by the Company against liability which they may incur in their respective capacities as directors and officers under certain circumstances. Directors' and Officers' Liability Insurance is carried in an amount of $85,000,000 with a $500,000 corporate reimbursement.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.   EXHIBITS

Exhibit
  No.           Description
-------         -----------

23.1            Consent of PricewaterhouseCoopers LLP.

24.0 Power of Attorney (included on signature page of this Registration Statement on Form S-8).

ITEM 9.   UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In any event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2000.

                                          ALLEGHENY ENERGY, INC.


                                          By:  /s/ Thomas K. Henderson
                                              -------------------------
                                          Name:  Thomas K. Henderson
                                          Title:    Vice-President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS THAT EACH INDIVIDUAL WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS THOMAS K. HENDERSON AND EILEEN M. BECK, AND EACH OF THEM WITH FULL POWER TO ACT WITHOUT THE OTHERS, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE
AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on May 11, 2000.

Name                           Title
----                           -----

/s/ Alan J. Noia
------------------------
Alan J. Noia                   Chairman, President, Chief Executive Officer and
                               Director (Principal Executive Officer)
/s/ Michael P. Morrell
------------------------
Michael P. Morrell             Senior Vice-President and Chief Financial Officer
                               (Principal Financial Officer)
/s/ Thomas J. Kloc
------------------------
Thomas J. Kloc                 Vice-President and Controller
                               (Principal Accounting Officer)
/s/ Eleanor Baum
------------------------
Eleanor Baum                   Member of the Board of Directors

/s/ William L. Bennett
------------------------
William L. Bennett             Member of the Board of Directors

/s/ Wendell F. Holland
------------------------
Wendell F. Holland             Member of the Board of Directors

/s/ Phillip E. Lint
------------------------
Phillip E. Lint                Member of the Board of Directors

Name                           Title
----                           -----

/s/ Frank A. Metz, Jr.
------------------------
Frank A. Metz, Jr.             Member of the Board of Directors

/s/ Steven H. Rice
------------------------
Steven H. Rice                 Member of the Board of Directors

/s/ Gunnar E. Sarsten
------------------------
Gunnar E. Sarsten              Member of the Board of Directors

                                INDEX TO EXHIBITS

23.1     Consent of PricewaterhouseCoopers LLP.

24.0 Power of Attorney (included on signature page of this Registration Statement on Form S-8).